EXHIBIT 31.1
CERTIFICATION
I, James Wilson, certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the period ending March 31, 2008, of Atari, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: July 29, 2008

By:	/s/ James Wilson
	Name:	James Wilson
	Title:	Chief Executive Officer